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                                                                    Exhibit 10.2

                       WARRIOR ENERGY SERVICES CORPORATION

                         COMPENSATION COMMITTEE CHARTER

ROLE

         The compensation committee (the "Committee") of Warrior Energy Services Corporation (the "Company") is established to discharge the responsibilities of the Board of Directors (the "Board" and, individually, each a "Director") relating to compensation of the Company's executive officers and directors, to produce an annual report on executive compensation for inclusion in the Company's proxy statement, and to oversee and advise the Board on the adoption of plans and policies that govern the Company's compensation programs.

MEMBERSHIP

         The membership of the Committee shall consist of at least three independent Directors, each of whom is to be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member's independence. An "independent Director shall include those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the Nasdaq rules. In addition, it is expected that at least two members of the Committee shall be (i) "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and, to the extent any additional member is not a "non-employee director" or an "outside director," it is expected that such member will abstain from all voting by the Committee. The Board shall appoint the Committee's members and chairperson.


OPERATIONS

         The Committee shall meet at least four times a year. Additional meetings may occur as the Committee or its chairperson deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions to the next meeting of the Board. Committee members will be furnished with copies of the minutes of each Committee meeting. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.



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AUTHORITY

         The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. The Committee may form and delegate authority to subcommittees composed of one or more of its members when appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice on Committee matters will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of such communications.

RESPONSIBILITIES

         The principal responsibilities and functions of the Committee are as follows:

         o Determine and set all forms of compensation for the Company's executive officers, directors and other key executives including the grant of stock options and restricted shares consistent with existing provisions included in the equity compensation plans approved by the Company's stockholders.
         o Reward executive officers for the achievement of short and long-term corporate and individual performance, as measured by the attainment of specific goals for the creation of long-term shareholder value.
         o Structure executive officer compensation levels to ensure that the Company is strategically and competitively positioned for the future by attracting, motivating, and retaining talented executive officers who improve the Company's competitiveness, expand its markets, pursue growth opportunities, and achieve other long-range business and operating objectives.
         o Make recommendations to the Board with respect to the Company's incentive compensation plans and equity-based compensation plans.
         o Administer the Company's equity-based compensation plans in accordance with the terms and conditions thereof, discharge any responsibilities imposed on, and exercise all rights and powers granted to, the Committee by any of these plans, and oversee the activities of the individuals and entities responsible for the day-to-day operation and administration of these plans. To the extent required in order for awards under the Long-Term Incentive Plan to be exempt from Section 16 of the Exchange Act by virtue of Rule 16b-3, such awards may be granted by, and the Plan may be administered by, the Board, including, without limitation, by the simultaneous grant of awards by the Committee and the Board.
         o Approve issuances under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plan or parallel nonqualified plan pursuant to which a director, officer, employee or consultant will acquire stock or options.
         o Approve issuances under, or any material amendment of, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual's entering into employment with the Company, will acquire stock or options.
         o Consult with management to oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Code.

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         o  Review periodic reports from the Company's management on matters relating to the election or nomination of the Company's officers.
         o Produce an annual Report of the Compensation Committee on Executive Compensation for the Company's annual proxy statement in compliance with applicable Securities and Exchange Commission and relevant listing authority rules and regulations.
         o  Annually evaluate the Committee's performance and this Charter.

The foregoing Charter was adopted by the Board to be effective as of the 19th day of April 2006.




-------------------------
President





ATTEST:



-------------------------
Secretary,





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